Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AML Communications, Inc. of our report, dated June 4, 2004, relating to our audit of the financial statements, which appears in the Annual Report on Form 10KSB/A of AML Communications, Inc. for the year ended March 31, 2005.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 3, 2006